EXHIBIT 99.1

MSN HOLDCO, LLC AND SUBSIDIARIES
Condensed Consolidated Financial Statements
June 30, 2014

MSN HOLDCO, LLC AND SUBSIDIARIES
Boca Raton, Florida
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014

Contents

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations	2

Condensed Consolidated Statements of Cash Flows	3

Notes to Condensed Consolidated Financial Statements	4

MSN HOLDCO, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units and per unit amounts)

	June 30,	December 29,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,948	$3,644
Accounts receivable, net of allowance for doubtful accounts of $697 and $555 at June 30, 2014 and December 29, 2013, respectively	37,417	36,359
Prepaid expenses	548	924
Other current assets	105	349
Total current assets	40,018	41,276
Property and equipment, net of accumulated depreciation of $7,471 and $6,608 at June 30, 2014 and December 29, 2013, respectively	4,696	5,255
Goodwill, net of impairment	17,396	17,396
Intangible assets, net of accumulated amortization of $7,732 and $6,909 at June 30, 2014 and December 29, 2013, respectively, and impairment charge of $40	8,634	9,457
Other assets	1,594	2,520
Total assets	$72,338	$75,904

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$13,405	$15,064
Accrued payroll and related liabilities	6,454	4,924
Current portion of capital lease obligation	199	195
Revolving line of credit	5,746	5,766
Current portion of long-term debt	108,485	105,328
Accrued P-I-K interest	412	1,175
Total current liabilities	134,701	132,452
Long-term debt, net of current portion	—	—
Long-term capital lease obligation	200	301
Other liabilities	6,486	6,973
Total liabilities	141,387	139,726
MSN HoldCo, LLC (MSN) members’ deficit:
Class A Units, $0.00 par value per unit, 4,140 issued and outstanding	—	—
Class A Warrants, $0.00 par value per unit, 4,860 issued and outstanding	—	—
Class B Units, $0.00 par value per unit, 1,000 authorized: 488 and 516 issued and outstanding at June 30, 2014 and December 29, 2013, respectively	—	—
Class C Units, $0.00 par value per unit, 1,600 authorized: 1,400 issued and outstanding	—	—
Additional paid‑in capital	4,992	4,972
Accumulated deficit	(74,443)	(69,196)
Total MSN members’ deficit	(69,451)	(64,224)
Noncontrolling interest in subsidiary	402	402
Total members’ deficit	(69,049)	(63,822)
Total liabilities and members’ deficit	$72,338	$75,904

See accompanying notes to condensed consolidated financial statements.

MSN HOLDCO, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Six Months Ended
	June 30,	June 30,
	2014	2013

Service revenues	$122,070	$113,675
Cost of services rendered	91,336	85,722
Gross margin	30,734	27,953
Operating expenses:
Selling, general and administrative	26,379	28,276
Depreciation and amortization	1,953	2,468
Restructuring and other charges	3,796	76
Loss from operations	(1,394)	(2,867)
Interest expense, net	(3,622)	(8,383)
Net loss	(5,016)	(11,250)
Net income – noncontrolling interest in subsidiary	231	115
Net loss attributable to MSN HoldCo, LLC	$(5,247)	$(11,365)

See accompanying notes to condensed consolidated financial statements.

MSN HOLDCO LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30,	June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(5,016)	$(11,250)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,953	2,468
Amortization of debt issuance cost	550	413
Stock-based compensation expense	19	92
(Benefit from) provision for doubtful accounts	(73)	5
Amortization of debt discount	—	5,086
Increase in paid-in-kind (PIK) interest	2,394	2,276
Changes in operating assets and liabilities:
Accounts receivable	(985)	1,003
Prepaid expenses and other current assets	620	421
Other assets	376	(526)
Accounts payable and accrued expenses	(1,609)	(297)
Accrued payroll and related liabilities	1,530	1,024
Other liabilities	(487)	(159)
Cash (used in) provided by operating activities	(728)	556
Investing activities
Purchases of property and equipment, net	(470)	(568)
Capitalized internal software costs	(101)	(27)
Cash used in investing activities	(571)	(595)
Financing activities
Dividends paid to holders of noncontrolling interest in subsidiary	(280)	(135)
Net (payments) borrowings under revolving credit facility	(20)	2,003
Principal payments under capital lease obligations	(97)	—
Cash (used in) provided by financing activities	(397)	1,868
Net change in cash and cash equivalents	(1,696)	1,829
Cash and cash equivalents at beginning of period	3,644	1,851
Cash and cash equivalents at end of period	$1,948	$3,680
Supplemental disclosure of cash flow information:
Cash interest paid	$671	$657

See accompanying notes to condensed consolidated financial statements.

MSN HOLDCO, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2014
(Unaudited)

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization
MSN HoldCo, LLC (MSN, or the Company), a Delaware limited liability company designated as a partnership, was founded in June 2010. Through a Section 363 sales auction process, on September 27, 2010, the Company acquired certain assets and select liabilities of a company that had filed for Chapter 11 protection under the United States (U.S.) bankruptcy code.
MSN is a provider of temporary (predominately healthcare) staffing services including per diem, short term contracts and travel, in the U.S. The Company's per diem healthcare staffing assignments (less than two weeks in duration), its short term contract-based healthcare staffing assignments (more than two weeks in duration) and its travel healthcare staffing assignments (typically thirteen weeks in duration) place professionals, predominately nurses, at hospitals and other healthcare facilities in response to its clients’ temporary staffing needs. Short term contract-based assignments are typically staffed by the Company’s per diem branches while longer length assignments are staffed by both its centralized travel offices and per diem branches. Having scale per diem and travel businesses provides the Company with internal synergies of cross-selling between the two divisions. In addition to nurse staffing, the Company provides temporary per diem, short-term contracts and travel staffing of allied health professionals, such as specialized radiology and diagnostic imaging specialists, clinical laboratory specialists, rehabilitation specialists, pharmacists, respiratory therapists and other similar healthcare vocations. The Company's temporary healthcare staffing client base includes for-profit and not-for-profit hospitals, teaching hospitals, nursing homes, governmental facilities and regional healthcare providers.
For each of the six months ended June 30, 2014 and June 30, 2013, temporary staffing services represented 99.6% of the Company’s consolidated revenues, with permanent placements representing approximately 0.4% of its consolidated revenues.
The Company has a 68% ownership stake in InteliStaf of Oklahoma, LLC, which is a joint venture with an independent third party. The third party is a hospital system that is the largest client of the joint venture.
Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by U.S. generally accepted accounting principles (U.S. GAAP) for complete financial statements. These operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

These unaudited interim condensed consolidated financial statements, as prepared by management, should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2013. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's results raised substantial doubt about its ability to continue as a going concern: (1) the Company had suffered recurring losses from operations and had a net capital deficiency, (2) the Company incurred a significant net loss in 2013, was in default of its loan agreement and and was operating under a forbearance agreement through June 30, 2014, and (3) the subsequent sale of its assets was not sufficient to fully satisfy its outstanding debt obligations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. On June 30, 2014 the Company completed the sale of substantially all of its assets and selected liabilities to Cross Country Healthcare. See Note 11- Sale of Business.

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

1. ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas requiring the use of management estimates relate to (i) the determination of required accruals for health, workers’ compensation and professional liability that are partially self-funded; (ii) the determination of allowance for doubtful accounts; (iii) legal contingencies; (iv) the determination of estimates used in the impairment analysis of goodwill and other intangible assets; and (v) the Company's ability to continue as a going concern.
Principles of Consolidation
The consolidated financial statements include the accounts of: (i) the Company; (ii) MSN Holding Company, Inc., (MSN Inc.), a wholly-owned subsidiary of MSN; (iii) Medical Staffing Network Healthcare, LLC (MSNH), 99.9% owned by MSN and 0.1% owned by MSN Inc.; (iv) Optimal Workforce Solutions, LLC, a wholly-owned subsidiary of MSNH; (v) MSN Texas LLC, a wholly-owned subsidiary of MSNH; and (vi) InteliStaf of Oklahoma, LLC, a joint venture between MSNH (68% ownership) and Integris ProHealth, Inc. (an unrelated third party with 32% ownership). All material intercompany transactions and balances have been eliminated in consolidation.
2. RECENT ACCOUNTING PRONOUNCEMENTS
Intangibles – Goodwill and Other
In January 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-02, Accounting for Goodwill (ASU 2014-02). In accordance with the amendments in this update, an entity (other than a public business entity or a not-for-profit entity) may elect to amortize goodwill on a straight-line basis over ten years, or less than ten years if the entity demonstrates that another useful life is more appropriate. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity may be below its carrying amount. When a triggering event occurs, an entity has the option to first assess qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the entity must perform the quantitative test to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. The disclosures required under this alternative are similar to existing GAAP. However, an entity that elects the accounting alternative is not required to present changes in goodwill in a tabular reconciliation. ASU 2014-02, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted, including application to any period for which the entity’s annual or interim financial statements have not yet been made available for issuance. The Company has not yet determined whether it will elect this accounting alternative.

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

2. RECENT ACCOUNTING PRONOUNCEMENTS (continued)
Revenue from Contracts with Customers
In May 2014, the FASB created Topic 606 and issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which clarifies the principles for recognizing revenue and develops a common revenue standard for GAAP and International Financial Reporting Standards (IFRS). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also specifies the accounting for some costs to obtain or fulfill a contract with a customer, and requires disclosure of sufficient information about the revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for non-public entities for annual reporting periods beginning after December 15, 2017, with early adoption permitted for annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of adopting this guidance on its financial position and results of operations and has not yet made a determination.
3. FAIR VALUE OF ASSETS AND LIABILITIES
Due to their short maturities, the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated their fair values at June 30, 2014 and December 29, 2013.
Pursuant to the provisions of ASC 820, at September 27, 2010, the Company recorded its term notes at its fair value of $68.6 million, which was less than par value of $96.0 million. The discount was amortized using the effective interest method over the terms of the respective debt tranches.
Management has determined that it is not practicable to estimate the fair value of the debt as of June 30, 2014 and December 29, 2013 without incurring excessive costs.
4. RESTRUCTURING AND OTHER CHARGES
During the six months ended June 30, 2014, the Company eliminated approximately 17 branch, corporate and operations personnel, including 3 executive personnel. As a result, the Company recorded pre-tax charges of $1.9 million related to severance, much of which related to executive personnel that were eliminated in connection with the Company’s sale of its assets and selected liabilities. In addition, the Company paid various independent third party firms to perform certain legal and financial advisory services for the purpose of a sale of the Company, or its assets, and debt retirement, pursuant to the terms of the Amended and Restated Forbearance Agreement and Twelfth Amendment to Credit Agreement (see Note 7), and recorded pre-tax charges of $1.7 million related to these services. The Company also paid $0.2 million in bonuses to retain key personnel through, and beyond, the sale process. These charges can be found in the line item “Restructuring and other charges” on the Company’s statement of operations for the six months ended June 30, 2014.
During the six months ended June 30, 2013, the Company eliminated approximately 17 branch, corporate and operations personnel. As a result, the Company recorded pre-tax charges of $0.1 million related to severance. These charges can be found in the line item “Restructuring and other charges” on the Company’s statement of operations for the six months ended June 30, 2013.
5. ACQUISITION
On September 7, 2012, the Company entered into an Asset Purchase Agreement with Pathway Medical Staffing, L.L.C. (Pathway), Jeffrey Sands, Daniel Redmond, and Marianne Dimola to acquire certain assets of Pathway.

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

5. ACQUISITION (continued)
During the six months ended June 30, 2013, the Company paid out approximately $0.3 million of the $0.4 million accrued for payment of additional consideration based upon the achievement of certain financial results relating to the acquisition and recorded approximately $0.1 million as other income.
6. INCOME TAXES
The Company is a limited liability company designated as a partnership for tax purposes subject to Subchapter K of the Internal Revenue Service (IRS) code and, as such, is not taxable. The tax consequences of transactions within the partnership flow through to the members for federal and most state purposes. The members then report their proportionate share of the partnership’s income or loss in their individual capacities. As required by ASC 740, a member’s future tax consequences of recovering the financial reporting basis of its investment in the partnership are recognized as deferred tax assets or liabilities, which are recognized for the difference between the financial reporting and tax basis of the investment in the partnership at the member level.
The Company will send to each member and warrant holder all information necessary for the preparation of their federal, state, and local income taxes, including each member’s and warrant holder’s distributive share of taxable income or loss and any other items of income, gain, loss and deduction for such fiscal year.
MSN Inc. is a corporation that has elected to be treated as a “profits interest” company.
Any member who receives Class B Units or Class C Units shall make a timely and effective election under Section 83(b) of the IRS code with respect to such Units. The Company and all members will: (i) treat such Units as outstanding for tax purposes, and (ii) treat such members as a partner of the Company for tax purposes with respect to the Units. Neither the Company nor any of its members will deduct any amount (as wages, compensation, or otherwise) for the fair market value of such Units for federal income tax purposes. The Class B Units and Class C Units shall be granted in exchange for services provided to the Company. Such Units are to be treated for federal income tax purposes as a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43.
The Company may make distributions of available cash to members and warrant holders receiving allocations of taxable income on a quarterly basis in an aggregate amount determined by multiplying ordinary income or capital gains of the Company by an assumed effective tax rate reasonably determined by the Company. The effective tax rate will be the same for all members and warrant holders with respect to a given quarter and given income type of the Company. These tax distributions will be treated as an advance against amounts distributable to a member or warrant holder and will reduce, dollar for dollar, the amounts otherwise distributable to such member or warrant holder.
To the extent the Company is required by law to withhold or to make tax payments on behalf of any member or warrant holder, the Company may withhold such amounts and make such tax payments as required. All such tax advances, plus interest at a rate in conformity with Section 1274(d) of the IRS code, shall, at the option of the Company: (i) be paid to the Company by the member or warrant holder on whose behalf such tax payments were made, or (ii) be repaid by reducing the amount of the current or next succeeding distribution(s) that would otherwise have been made to such member or warrant holder. If such distributions are not sufficient for this purpose, the Company will reduce the proceeds of liquidation otherwise payable to the member or warrant holder. The Company will select the same option for all members or warrant holders that received tax advances with respect to a given quarter of a fiscal year.

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

7. DEBT OBLIGATIONS
On September 27, 2010, the Company entered into a $111.0 million Credit Agreement (Credit Agreement) to finance its acquisition, consisting of the following: (i) a $15.0 million (increased in subsequent amendments to the Credit Agreement) revolving credit facility (Revolver), (ii) a $15.0 million Tranche A Loan, (iii) a $40.0 million Tranche B-1 term loan (Tranche B-1 Loan), (iv) a $31.0 million Tranche B-2 term loan (Tranche B-2 Loan), and (v) a $10.0 million Tranche B-3 term loan (Tranche B-3 Loan). The maturity date for the Credit Agreement was September 27, 2013. Pursuant to the terms of the Limited Waiver and Tenth Amendment to Credit Agreement, the maturity date has been extended to September 27, 2015. The debt has been classified as current in the accompanying consolidated balance sheet as management does not expect that the Company will be in compliance with the debt covenants upon expiration of the Forbearance Agreement on July 1, 2014.
On December 20, 2013, the Company entered into the Amended and Restated Forbearance Agreement and Twelfth Amendment to Credit Agreement, which (i) extended the Forbearance period through April 15, 2014 (and subsequently amended April 14, 2014, and thereafter, to extend the Forbearance period through July 1, 2014); (ii) extended the timing of certain principal installment payments on the debt and eliminated a prior requirement to pay $500,000 on March 31,2014; (iii) extended the $20 million Revolving line of credit availability through April 14, 2014, decreasing it to $17.5 million effective the last day of the Forbearance period of April 15, 2014; (iv) added certain covenants for rolling eight-week collections and disbursements, requiring that collections vary no less than 10% of the forecast amounts pursuant to weekly reporting requirements and disbursements vary no more than 10% in excess of forecast amounts ; and (v) required that the Company continue to pursue, with its outside advisors, a sale transaction of equity with specific timelines provided. In consideration of the foregoing, the lenders agreed to forbear from any exercise related to covenant defaults, and provided a covenant not to sue any Release, as defined in the agreement, now and hereafter.
Pursuant to the terms of the Credit Agreement, the amount that can be drawn down at any given time under the Revolver (including LC) through July 1, 2014 cannot exceed $20.0 million. As of June 30, 2014, the Company had $5.7 million in borrowings outstanding under the Revolver, with an additional $8.2 million being utilized for outstanding standby LC, of which $2.6 million related to a frozen workers compensation policy assumed as part of the September 27, 2010 acquisition (expires September 2015), $5.0 million related to the Company’s current workers compensation policy (expires September 2015), and $0.6 million related to a capital lease (expires September 2015). The available balance under the line of credit at June 30, 2014 was $6.1 million for cash borrowing and letters of credit.
The Revolver and the Tranche A and Tranche B loans bear interest at either the prime rate or London Interbank Offered Rate (LIBOR) plus an applicable margin with interest payable quarterly or as LIBOR interest rate contracts expire. Unused capacity under the Revolver bears interest at 0.5% and is payable quarterly. LCs outstanding under the Revolver bear interest at 6.0% plus any fees charged by the issuing bank.
As redefined in the Amended and Restated Forbearance Agreement and Twelfth Amendment to Credit Agreement, interest is paid quarterly, and for any period ending after December 28, 2012 but on or prior to December 31, 2013, interest shall be payable in cash provided that only the portion of interest equal to the Eurodollar rate (in the case of Eurodollar rate loans) or the Base rate (in the case of Base rate loans) shall be payable in cash and the remainder shall be payable, at the Company’s option, either in cash or as P-I-K interest. For any period ending after December 31, 2013, with respect to the Tranche A Loan, all interest shall be payable in cash, and with respect to the Tranche B-1 Loan, the Tranche B-2 Loan, and the Tranche B-3 Loan, only the portion of interest equal to the Eurodollar rate plus 1% per annum (in the case of Eurodollar rate loans) and the Base rate (in the case of Base rate loans) shall be payable in cash and the remainder shall be payable as P-I-K interest. P-I-K interest at June 30, 2014 and December 29, 2013 of approximately $0.4 million and $1.2 million, respectively, is included in the line item “Accrued P-I-K interest” in the liabilities and members’ deficit section of the Company’s condensed consolidated balance sheets.

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

7. DEBT OBLIGATIONS (continued)
The Credit Agreement is secured by substantially all of the Company’s assets and contains certain covenants that, among other things, restrict additional indebtedness and obligations, and require the achievement of certain financial covenants. Management expects that the Company will not be in compliance with the debt covenants upon expiration of the Forbearance Agreement on July 1, 2014 and therefore, the debt has been classified as current in the accompanying June 30, 2014 and December 29, 2013 consolidated balance sheets.
Pursuant to the terms of the Amended and Restated Forbearance Agreement and Twelfth Amendment to Credit Agreement, the Company engaged third party advisors for the purpose of debt retirement through a sale of the Company, or its assets. Shortly thereafter the Company, with its advisors, commenced the process of preparing an investment memorandum and soliciting market interest. This culminated with the advisors recommending, and the Company’s Board of Directors approving, an Exclusivity Agreement dated April 1, 2014, with one of the parties that provided a firm offer. On June 2, 2014 the Company and Cross Country Healthcare signed an Asset Purchase Agreement in which Cross Country Healthcare agreed to acquire the assets of the Company and selected liabilities (see Note 11). This transaction was executed and completed on June 30, 2014.
A summary of outstanding debt as of June 30, 2014 and December 29, 2013 is as follows (in thousands):

	June 30,	December 29,
	2014	2013
Revolver	$5,746	$5,766
Amendment Fee, pursuant to Tenth Amendment	2,411	2,411

Tranche A Loan, gross	12,000	12,000
Tranche A Loan, discount	—	—
Tranche A Loan, net of discount	12,000	12,000

Tranche B-1 Loan, gross	40,000	40,000
Tranche B-1 Loan, discount	—	—
Tranche B-1 Loan, net of discount	40,000	40,000

Tranche B-2 Loan, gross	31,000	31,000
Tranche B-2 Loan, discount	—	—
Tranche B-2 Loan, net of discount	31,000	31,000

Tranche B-3 Loan, gross	10,000	10,000
Tranche B-3 Loan, discount	—	—
Tranche B-3 Loan, net of discount	10,000	10,000

Total debt, gross	101,157	101,177
Less discount	—	—
PIK (long term portion)	13,074	9,917
Less current portion of debt	(114,231)	(111,094)

Total long-term debt, net of discount, net of current portion	$—	$—

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES
Commitments
The Company leases certain computer and related equipment under a lease agreement, which commenced in July 2013 and is accounted for as a capital lease. The assets and liabilities under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the related lease term. The Company has entered into noncancelable operating lease agreements for the rental of space and equipment. Certain of these leases include options to renew as well as rent escalation clauses.
Loss Contingencies for Claims
Workers’ compensation, healthcare benefits and professional liability are provided under self-insured and partially self-funded plans. The Company records an accrual based on its estimate of the ultimate cost of workers’ compensation, healthcare benefits and professional liability.
Litigation
From time to time, the Company is subject to lawsuits and claims that arise out of its operations in the normal course of business. The Company is a plaintiff or a defendant in various litigation matters in the ordinary course of business, some of which involve claims for damages that are substantial in amount. The Company has accrued for certain claims where such amounts are probable and reasonably estimable. The Company believes that the disposition of claims that arise out of operations in the normal course of business will not have a material adverse effect on its financial position or results of operations beyond those accrued amounts.
9. MANAGEMENT INCENTIVE PLANS
During the six months ended June 30, 2014, 28 Class B Units were forfeited or repurchased as a result of employee terminations. No Class B Units were reissued. During the six months ended June 30, 2013, 60 Class B Units were forfeited or repurchased as a result of employee terminations and 91 Class B Units were reissued.
As of June 30, 2014 and December 29, 2013, 512 and 484 Class B Units, respectively, are available for future issuance.
During the six months ended June 30, 2014 and June 30, 2013, approximately $19,000 and $92,000, respectively, was included in the line item “Selling, general and administrative” on the Company’s statements of operations related to stock-based compensation expense.
10. RELATED PARTY TRANSACTIONS
The Company’s Class A unit holders and Class A warrant holders are the lenders of the Company’s Credit Agreement.
The Company has a receivable balance for advances due from employees of approximately $1,100 at December 29, 2013, included in the line item “Other current assets” in the Company’s consolidated balance sheets. The Company has no advances due from employees at June 30, 2014.
The Company provides staffing services to the entity that has a noncontrolling interest in InteliStaf of Oklahoma, LLC. During the six months ended June 30, 2014 and June 30, 2013, the Company recorded service revenues of approximately $5.1 million and $3.3 million, respectively, related to these staffing services, and had a receivable balance of approximately $0.9 million and $0.7 million, and a payable balance of $0.1 million and $0.4 million at June 30, 2014 and December 29, 2013, respectively.

MSN HOLDCO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – continued
JUNE 30, 2014
(Unaudited)

10. RELATED PARTY TRANSACTIONS (continued)
One of the healthcare services companies that provides staffing services to the Company in a subcontractor capacity is partly owned by Mark Gallagher, one of the Company’s officers through June 4, 2013. The Company paid approximately $1.4 million to the healthcare services company through June 4, 2013. During fiscal 2013, Mark Gallagher terminated his relationship with the Company and, as a result, the healthcare services company was not a related party at December 29, 2013.
11. SALE OF BUSINESS
On June 30, 2014 the Company completed the sale of substantially all of its assets and selected liabilities to Cross Country Healthcare, pursuant to the terms of the previously mentioned Asset Purchase Agreement dated June 2, 2014. The selected liabilities specifically exclude any and all debt and related liabilities. The purchase price is approximately $48 million plus/minus working capital adjustments and the transaction closed on June 30, 2014. The Company will apply the proceeds from the sale to any costs and liabilities related to the winding down of the remaining activities of the Company and then to payments on outstanding debt (see Note 7).